EXHIBIT 99(1)
                                                                   -------------

REVOCABLE PROXY              UNION COMMUNITY BANCORP
                         Special Meeting of Shareholders
                               December ___, 2001

     The undersigned hereby appoints Ronald L. Keeling and Denise E. Swearingen, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Union Community Bancorp which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at Union Community Bancorp's principal office at 221 E. Main Street, Crawfordsville, Indiana, on ___________, December __, 2001, at _____ __.m., and at any and all adjournments thereof, as follows:

I. Proposal to approve the merger of Montgomery Financial Corporation with and into Union Community Bancorp and to approve the Agreement and Plan of Reorganization dated July 23, 2001, among Union Community Bancorp, Montgomery Financial Corporation, Montgomery Savings, A Federal Association and Union Federal Savings and Loan Association.

                   For   [ ]              Against     [ ]         Abstain   [ ]

 The Board of Directors recommends a vote "FOR" each of the listed propositions.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy may be revoked at any time prior to the voting thereof.
The undersigned acknowledges receipt from Union Community Bancorp, prior to the execution of this Proxy, of a Notice of the Special Meeting and a Joint Proxy/Prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, OR ANY ADJOURNMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. ____________, 2001






                                         ---------------------------------------
                                                 Signature of Shareholder


                                         ---------------------------------------
                                                 Signature of Shareholder

                                         Please sign as your name appears on the
                                         envelope in which this card was mailed.
                                         When  signing  as  attorney,  executor,
                                         administrator,  trustee  or   guardian,
                                         please give your full  title. If shares
                                         are held  jointly, each  holder  should
                                         sign.